UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):        June 8, 2016

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California

(State or other jurisdiction of incorporation)

0-13292	94-2579843
(Commission File Number)	(I.R.S. Employee Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800

(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2016, McGrath RentCorp (the “Company”) held its 2016 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were voted on by the Company’s shareholders and the voting results are set forth below. The proposals are described in detail in the proxy statement for the Annual Meeting that the Company filed with the Securities and Exchange Commission on April 29, 2016.

Proposal 1. Election of Directors.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

William J. Dawson	20,298,455	232,088	2,448,121

Elizabeth A. Fetter	20,306,493	224,050	2,448,121

Robert C. Hood	20,278,506	252,037	2,448,121

Dennis C. Kakures	20,302,435	228,108	2,448,121

M. Richard Smith	20,287,394	243,149	2,448,121

Dennis P. Stradford	20,279,358	251,185	2,448,121

Ronald H. Zech	19,888,642	641,901	2,448,121

Proposal 2. Approve the amendment and restatement of the 2007 Stock Incentive Plan as the 2016 Stock Incentive Plan (the “2016 Plan”) and to: (i) increase the number of authorized shares of the Company’s Common Stock issuable under the 2016 Plan by 2,000,000 shares; (ii) re-approve the Internal Revenue Code Section 162(m) performance criteria and award limits; (iii) set minimum vesting periods for certain awards; (iv) set annual limits on the grant date fair value of awards to our non-employee directors; and (v) extend the term of the 2016 Plan for ten years from the date of shareholder approval.

Votes For	Votes Against	Abstain	Broker Non-Votes
16,181,412	4,311,013	38,118	2,448,121

Proposal 3. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstain	Broker Non-Votes
22,904,704	59,115	14,845	None

Proposal 4. Non-binding, advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
18,092,666	2,395,613	42,264	2,448,121

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated: June 14, 2016

	By:	/s/ Randle F. Rose
Randle F. Rose
Senior Vice President, Chief Administrative Officer and Secretary

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